UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On December 4, 2009, PremierWest Bancorp filed notice that a record date of December 15, 2009 has been set for PremierWest’s previously announced proposed rights offering.  On November 18, 2009, PremierWest filed a registration statement on Form S-1 with the Securities and Exchange Commission concerning a rights offering. Upon commencement of the proposed rights offering, PremierWest plans to distribute non-transferable subscription rights to purchase newly issued shares of PremierWest common stock to each holder of its common stock as of the close of business on the record date.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering will be made only by means of a prospectus to be distributed to record date shareholders as soon as possible after the registration statement becomes effective. This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of the prospectus, when available, with respect to this offering may be obtained from PremierWest Bancorp, Attn: Michael D. Fowler, Executive Vice President and Chief Financial Officer, P.O. Box 40, Medford, OR 97501.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	By:	PREMIERWEST BANCORP (Registrant) /s/ Michael D. Fowler Michael D. Fowler Executive Vice President and Chief Financial Officer